THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.

CUBED, INC.

8% UNSECURED PROMISSORY NOTE

$50,000.00	October 9, 2014

FOR VALUE RECEIVED, Cubed, Inc., a Nevada corporation, its assigns and successors (the “Company”), hereby promises to pay to the order of ____________ (the “Holder”), in immediately available funds, the total principal sum of Fifty Thousand Dollars ($50,000.00).  The principal hereof, any unpaid accrued interest thereon, and the Repayment Premium (as defined below) shall be due and payable simultaneous with debt or equity funding to the Company, in one closing or in multiple closings following the date hereof, in an amount equal to or exceeding Seventy Five Thousand Dollars ($75,000) (the “Maturity Date”) (unless such payment date is accelerated as provided in Section 3 hereof).  Payment of all amounts due hereunder shall be made at the address of the Holder provided for in Section 4 hereof.  Interest shall accrue at the rate of eight percent (8%) per annum on this Note from the date hereof.  In the event this Note is not converted into an equity investment in the Company on or before the Maturity Date, then upon repayment hereof the Company shall pay to Holder a premium (a “Repayment Premium”) equal to fifty percent (50%) of the original principal amount hereof.

This Note is being issued pursuant to a Securities Purchase Agreement by and between the Company and Holder dated of even date herewith (the “Agreement”).

1.

TRANSFERABILITY.  This Note shall not be transferred, pledged, hypothecated, or assigned by either party without the express written consent of the other Party.  In the event any third party acquires a controlling interest in the Company or acquires substantially all of the assets of the Company (a “Reorganization Event”), this Note will survive and become an obligation of the party that acquires such controlling interest or assets.  In the event of a Reorganization Event the Company agrees to make the party that acquires such controlling interest or assets, aware of the terms of this Section and this Note.

2.

SECURITY. This Note is not secured.

3.

DEFAULT.  The occurrence of any one of the following events shall constitute an Event of Default:

(a)

The non-payment, when due, of any principal, interest, or the Repayment Premium pursuant to this Note;

(b)

The material breach of any representation or warranty in this Note.  In the event the Holder becomes aware of a breach of this Section 3(b), the Holder shall notify the Company in writing of such breach and the Company shall have five business days after notice to cure such breach;

(c)

The breach of any covenant or undertaking, not otherwise provided for in this Section 3;

(d)

The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

(e)

The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

In the event the Holder becomes aware of a breach of Sections 3(a), (b) or (c), then provided such breach is capable of being cured by Company, the Holder shall notify the Company in writing of such breach and the Company shall have thirty (30) calendar days after notice to cure such breach.

Upon the occurrence of any Default or Event of Default, the Holder, may, by written notice to the Company, declare all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, immediately due and payable, in which event it shall immediately be and become due and payable, provided that upon the occurrence of an Event of Default as set forth in paragraph (d) or paragraph (e) hereof, all or any portion of the unpaid principal amount due to Holder, together with all accrued interest thereon, shall immediately become due and payable without any such notice.

4.

NOTICES.  All notices provided for in this Note shall be in accordance with the notice provisions of the Agreement.

5.

GOVERNING LAW; VENUE.  This Note shall be governed by and construed under the laws of the State of Nevada as applied to agreements among Nevada residents, made and to be performed entirely within the State of Nevada.  The Parties agree that any action brought to enforce the terms of this Note will be brought in the appropriate federal or state court having jurisdiction over Clark County, Nevada.

6.

CONFORMITY WITH LAW.  It is the intention of the Company and Holder to conform strictly to applicable usury and similar laws.  Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

7.

MODIFICATION; WAIVER.  No modification or waiver of any provision of this Note or consent to departure therefrom shall be effective unless in writing and approved by the Company and Holder.  If any provision of this Note shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Note or the validity or enforceability of this Note in any other jurisdiction.  This Note supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

[remainder of page intentionally left blank; signature page to follow]

IN WITNESS WHEREOF, the Company has executed this Note as of the date set forth above.

“Company”	“Holder”

Cubed, Inc.,	_________________,
a Nevada corporation	_________________

/s/ Joseph White	______________________________
By: Joseph White	By: ___________________________
Its: President	Its: ___________________________